UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 19, 2017
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL 32901
(Address of principal executive offices)
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Registrant’s telephone number, including area code (321) 724-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2017, The Goldfield Corporation (the “Company”) appointed Jason M. Spivey President of Power Corporation of America (“PCA”) and Southeast Power Corporation (“SEP”), effective June 19, 2017. Mr. Spivey (age 46) joined SEP as a Project Manager in January 2015 and was promoted to Assistant Vice President in May 2016. Previously, Mr. Spivey worked for the Orlando Utilities Commission ("OUC") for 25 years. During his tenure at OUC, Mr. Spivey held various leadership roles related to transmission and distribution line construction. See Item 7.01 below.
Mr. Spivey will continue as an employee-at-will and have an annual base salary of $275,000 and will have the opportunity to earn a bonus award, which will be calculated as 2.0% of the pre-tax earnings of PCA, subject to adjustment for certain specified items, and will not be dependent upon any other factors.

Item 7.01	Other Events.
On June 19, 2017, the Company issued a press release announcing executive promotions, including the appointment of Jason M. Spivey as President of both PCA and SEP. A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description of Exhibit

99.1	Press release, dated June 19, 2017, announcing executive promotions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2017

THE GOLDFIELD CORPORATION

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release, dated June 19, 2017, announcing executive promotions.